Exhibit 99.1

Brian J. Radecki Chief Financial Officer (202) 336-6920 bradecki@costar.com	Richard Simonelli Director Investor Relations (202) 346-6394 rsimonelli@costar.com

CoStar Group, Inc. Reports Continued Acceleration in Revenue and Sales Growth and Increases 2012 Revenue and Earnings Guidance

•	Annualized net new sales increased 23% year-over-year
•	Quarterly revenue increased 15.1% year-over-year
•	94% in-quarter renewal rate; highest since Q1 2006

WASHINGTON, DC – April 25, 2012 – CoStar Group, Inc. (NASDAQ: CSGP), commercial real estate's leading provider of information and analytic services, announced today that revenues for the first quarter of 2012 were $68.6 million, an increase of 15.1% over revenues of $59.6 million for the first quarter of 2011. During the first quarter of 2012, the Company achieved its highest first quarter annualized net new sales of $8.4 million, an increase of 23% year-over-year.

Adjusted EBITDA (defined below) was $15.3 million for the first quarter of 2012, an increase of $2.7 million or approximately 21% compared to adjusted EBITDA of $12.6 million for the first quarter of 2011.  Non-GAAP net income (defined below) was $8.2 million or $0.32 per diluted share in the first quarter of 2012 (based on 25.5 million shares), an increase of $2.0 million and approximately 32% compared to non-GAAP net income of $6.2 million or $0.29 per diluted share in the first quarter of 2011 (based on 21.0 million shares).

“We continue to build upon the sales momentum from our record year in 2011,” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar. “CoStar is hitting on all cylinders as evidenced by our record first quarter net new sales and rising renewal rates. We believe this demonstrates that both new customers and existing subscribers value our industry-best products and services.”

Year 2011-2012 Quarterly Results - Unaudited
(in millions, except per share data)
	2011				2012
	Q1	Q2	Q3	Q4	Q1

Revenues	$59.6	$62.1	$63.8	$66.2	$68.6
EBITDA	10.5	7.1	6.0	11.0	11.9
Net income	4.5	2.6	2.3	5.2	5.1
Net income per share - diluted	0.22	0.12	0.09	0.20	0.20
Weighted average outstanding shares - diluted	21.0	22.4	25.3	25.4	25.5

Adjusted EBITDA	12.6	14.3	14.0	16.0	15.3
Non-GAAP Net Income	6.2	7.3	7.2	8.4	8.2
Non-GAAP Net Income per share - diluted	0.29	0.33	0.28	0.33	0.32

The in-quarter renewal rate for subscription-based services was approximately 94%, the highest level since the first quarter of 2006, and the 12-month trailing renewal rate for subscription-based services was 93%, an increase from approximately 92% one year ago. At the end of the first quarter of 2012, the Company had 94,956 paying subscribers, up 6,633 year-over-year.

As of March 31, 2012, the Company had $576 million in cash, cash equivalents, short-term and long-term investments.

As disclosed on April 17, 2012, CoStar Group, Inc. (“CoStar”) and LoopNet, Inc. (“LoopNet”) announced that they have reached an agreement on a mutually acceptable consent order with the staff of the Federal Trade Commission (the “FTC”).  The consent order is subject to review and approval by the Commissioners of the FTC, and if approved by the Commissioners, it would clear the way for the merger of CoStar and LoopNet that was previously announced on April 27, 2011. The companies are not providing details of the consent order pending this Commission review and approval.  CoStar believes the proposed consent order will not affect its ability to realize the material benefits of the merger. Completion of the merger remains subject to the expiration or termination of the waiting period imposed by the Hart-Scott-Rodino Act, which would occur upon the approval of the FTC Commissioners, and other customary closing conditions.

As of today, CoStar and LoopNet have not received the approval by the Commissioners of the FTC of the consent order.  However, the companies remain hopeful that they will receive such approval and be in a position to close the merger by April 30, 2012.  If that does not occur, the Merger Agreement dated as of April 27, 2011, as amended, does not terminate automatically after April 30, 2012, unless either CoStar or LoopNet exercises an affirmative election to terminate the Merger Agreement. With the FTC Commissioner action pending, and to deal with the possibility of not being able to close by April 30, 2012, CoStar has extended its financing commitments for the merger until May 31, 2012.

2012 Outlook

“Based on our outstanding first quarter of 2012 results, we are pleased to raise our 2012 annual revenue guidance by $3.0 million to approximately $284.0 million to $288.0 million in revenues," stated CoStar Group Chief Financial Officer Brian J. Radecki. “For the second quarter of 2012, we expect approximately $70.0 million to $71.0 million in revenues.”

For the full year of 2012, the Company is raising estimates for non-GAAP net income per diluted share (defined below) to approximately $1.32 to $1.40. For the second quarter of 2012, the Company expects non-GAAP net income per diluted share of approximately $0.32 to $0.35. As discussed last quarter, the Company continues to invest in new products and software development including CoStarGo® and CoStar Suite® in the UK, as well as the next generation of products in the US.

The preceding forward-looking statements reflect CoStar’s expectations as of April 25, 2012, including forward-looking non-GAAP financial measures on a standalone basis.  The projections above and the related tables included in this release do not include impacts of the consolidation of LoopNet and related costs that are contingent on closing that potential transaction. The Company is not able to forecast with certainty whether or when certain events, such as acquisition-related costs, restructuring, settlements or impairments will occur in any given quarter. Given the risk factors, uncertainties and assumptions discussed above, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of non-GAAP net income, EBITDA, adjusted EBITDA and all of the non-GAAP financial measures to their GAAP basis results are shown in detail below, along with definitions for those terms.

Non-GAAP Financial Measures

For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group, Inc. before (i) interest income (expense), (ii) provision for income taxes, and (iii) depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before (i) stock-based compensation expense, (ii) acquisition and integration related costs, (iii) restructuring charges and related costs, (iv) costs related to the acquisition and transition of the Company’s corporate headquarters, and (v) settlements and impairments incurred outside the Company’s normal business operations.

Non-GAAP net income is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group, Inc. before (i) purchase amortization and other related costs, (ii) stock-based compensation expense, (iii) acquisition and integration related costs, (iv) purchase accounting adjustments; (v) restructuring charges and related costs, (vi) costs related to the acquisition and transition of the Company’s corporate headquarters, and (vii) settlements and impairments. From this figure, we then subtract an assumed provision for income taxes to arrive at non-GAAP net income. In 2011, we assumed a 40% tax rate, and in 2012 we assume a 38% tax rate in order to approximate our long-term effective corporate tax rate.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share.

Earnings Conference Call

Management will conduct a conference call to discuss earnings results for the first quarter of 2012 and the company’s outlook for the second quarter of 2012 at 11:00 a.m. ET on Thursday, April 26, 2012. The audio portion of the conference call will be broadcast live over the Internet at http://www.costar.com/investors.aspx. To join the conference call by telephone, please dial (800) 230-1074 (from the United States and Canada) or (612) 234-9960 (from all other countries) and refer to conference code 242701. An audio recording of the conference call will be available approximately one hour after the live call concludes and remain available for a period of time following the call. To access the recorded call, please dial (800) 475-6701 (from the U.S. and Canada) or (320) 365-3844 (from all other countries) using access code 242701. The webcast replay will also be available in the Investors section of CoStar's web site for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	For the Three Months
	Ended March 31,
	2012	2011

Revenues	$68,629	$59,618
Cost of revenues	24,334	22,566
Gross margin	44,295	37,052

Operating expenses:
Selling and marketing	15,550	13,246
Software development	5,015	5,268
General and administrative	14,494	10,899
Purchase amortization	634	543
	35,693	29,956

Income from operations	8,602	7,096
Interest and other income, net	250	202
Income before income taxes	8,852	7,298
Income tax expense, net	3,720	2,766
Net income	$5,132	$4,532

Net income per share - basic	$0.20	$0.22
Net income per share - diluted	$0.20	$0.22

Weighted average outstanding shares - basic	25,128	20,531
Weighted average outstanding shares - diluted	25,528	20,965

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures - Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	For the Three Months
	Ended March 31,
	2012	2011

Net income	$5,132	$4,532
Income tax expense, net	3,720	2,766
Income before income taxes	8,852	7,298
Purchase amortization and other related costs	1,056	850
Stock-based compensation expense	2,187	2,064
Acquisition and integration related costs	1,170	323
Restructuring and related costs	-	-
Headquarters acquisition and transition related costs	-	-
Settlements and Impairments	-	(272)
Non-GAAP Income before income taxes	13,265	10,263
Assumed rate for income tax expense, net *	38%	40%
Assumed provision for income tax expense, net	(5,041)	(4,105)
Non-GAAP Net Income	$8,224	$6,158

Net Income per share - diluted	$0.20	$0.22
Non-GAAP Net Income per share - diluted	$0.32	$0.29

Weighted average outstanding shares - diluted	25,528	20,965

* A 38% tax rate is assumed in 2012 in order to approximate the Company's long-term effective corporate tax rate. A 40% tax rate was assumed in 2011.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	For the Three Months
	Ended March 31,
	2012	2011

Net income	$5,132	$4,532
Purchase amortization in cost of revenues	422	307
Purchase amortization in operating expenses	634	543
Depreciation and other amortization	2,264	2,582
Interest income, net	(250)	(202)
Income tax expense, net	3,720	2,766
EBITDA	$11,922	$10,528
Stock-based compensation expense	2,187	2,064
Acquisition and integration related costs	1,170	323
Restructuring and related costs	-	-
Headquarters acquisition and transition related costs	-	-
Settlements and Impairments	-	(272)
Adjusted EBITDA	$15,279	$12,643

CoStar Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$549,096	$545,280
Short-term investments	2,285	3,515
Accounts receivable, net	16,352	16,589
Deferred income taxes, net	11,166	11,227
Prepaid and other current assets	6,009	5,722
Income tax receivable	-	850
Total current assets	584,908	583,183

Long-term investments	24,534	24,584
Deferred income taxes, net	10,108	10,224
Property and equipment, net	38,584	37,571
Goodwill	92,624	91,784
Intangible and other assets, net	19,537	20,530
Deposits and other assets	3,456	3,159
Total assets	$773,751	$771,035

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$31,895	$38,533
Income taxes payable	2,614	978
Deferred revenue	23,234	22,271
Total current liabilities	57,743	61,782

Deferred gain on sale of building	30,702	31,333
Deferred rent	16,440	16,592
Deferred income taxes, net	-	-
Income taxes payable	2,161	2,151

Stockholders' equity	666,705	659,177
Total liabilities and stockholders' equity	$773,751	$771,035

CoStar Group, Inc.
Results of Segments - Unaudited
(in thousands)

	For the Three Months
	Ended March 31,
	2012	2011
Revenues
United States	$63,985	$55,036
International
External customers	4,644	4,582
Intersegment revenue *	343	254
Total international revenue	4,987	4,836
Intersegment eliminations	(343)	(254)
Total revenues	$68,629	$59,618

EBITDA
United States	$13,225	$11,361
International **	(1,303)	(833)
Total EBITDA	$11,922	$10,528

* Intersegment revenue is attributable to services performed by Property and Portfolio Research Ltd., a wholly owned subsidiary of Property and Portfolio Research, Inc. (PPR), for PPR. Intersegment revenue is recorded at what the Company believes approximates fair value. U.S. EBITDA includes a corresponding cost for the services performed by Property and Portfolio Research Ltd. for PPR.

** International EBITDA includes a corporate allocation of approximately $800,000 and $40,000 for the three months ended March 31, 2012 and 2011, respectively.

Reconciliation of Non-GAAP Financial Measures with 2011-2012 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	2011				2012
	Q1	Q2	Q3	Q4	Q1

Net income	$4.5	$2.6	$2.3	$5.2	$5.1
Income tax expense, net	2.8	1.5	0.9	2.8	3.7
Income before income taxes	7.3	4.1	3.2	8.0	8.8
Purchase amortization and other related costs	0.8	0.8	0.9	1.1	1.0
Stock-based compensation expense	2.1	2.2	1.9	1.9	2.2
Acquisition and integration related costs	0.3	5.0	5.8	3.1	1.2
Restructuring and related costs	-	-	1.5	-	-
Headquarters acquisition and transition related costs	-	-	-	-	-
Settlements and impairments	(0.3)	-	(1.2)	-	-
Non-GAAP Income before income taxes	10.2	12.1	12.1	14.1	13.2
Assumed rate for income tax expense, net **	40%	40%	40%	40%	38%
Assumed provision for income tax expense, net	(4.0)	(4.8)	(4.9)	(5.7)	(5.0)
Non-GAAP Net Income	$6.2	$7.3	$7.2	$8.4	$8.2

Non-GAAP Net Income per share - diluted	$0.29	$0.33	$0.28	$0.33	$0.32

Weighted average outstanding shares - diluted	21.0	22.4	25.3	25.4	25.5

** A 38% tax rate is assumed in 2012 in order to approximate the Company's long-term effective corporate tax rate. A 40% tax rate was assumed in 2011.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2011				2012
	Q1	Q2	Q3	Q4	Q1

Net income	$4.5	$2.6	$2.3	$5.2	$5.1
Purchase amortization	0.8	0.8	0.9	1.0	1.0
Depreciation and other amortization	2.6	2.4	2.1	2.2	2.3
Interest income, net	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)
Income tax expense, net	2.8	1.5	0.9	2.8	3.7
EBITDA	$10.5	$7.1	$6.0	$11.0	$11.9
Stock-based compensation expense	2.1	2.2	1.9	1.9	2.2
Acquisition and integration related costs	0.3	5.0	5.8	3.1	1.2
Restructuring and related costs	-	-	1.5	-	-
Headquarters acquisition and transition related costs	-	-	-	-	-
Settlements and impairments	(0.3)	-	(1.2)	-	-
Adjusted EBITDA	$12.6	$14.3	$14.0	$16.0	$15.3

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income
(in thousands, except per share data)
	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended June 30, 2012		Ended December 31, 2012
	Low	High	Low	High

Net income	$4,900	$6,100	$19,200	$23,200
Income tax expense, net	3,550	4,400	13,900	16,800
Income before income taxes	8,450	10,500	33,100	40,000
Purchase amortization and other related costs	1,100	950	4,600	4,300
Stock-based compensation expense	2,400	2,200	12,000	10,000
Acquisition and integration related costs	1,250	750	4,000	3,000
Restructuring and related costs	-	-	400	300
Settlements and impairments	-	-	-	-
Non-GAAP Income before income taxes	13,200	14,400	54,100	57,600
Assumed rate for income tax expense, net *	38%	38%	38%	38%
Assumed provision for income tax expense, net	(5,016)	(5,472)	(20,558)	(21,888)
Non-GAAP Net Income	$8,184	$8,928	$33,542	$35,712

Net Income per share - diluted	$0.19	$0.24	$0.75	$0.91
Non-GAAP Net Income per share - diluted	$0.32	$0.35	$1.32	$1.40

Weighted average outstanding shares - diluted	25,500	25,500	25,500	25,500

* A 38% tax rate is assumed for 2012 in order to approximate the Company's long-term effective corporate tax rate.
** Projections exclude impacts of the consolidation of LoopNet and related costs that are contingent on closing that transaction.

About CoStar Group, Inc.
CoStar Group (Nasdaq: CSGP) is commercial real estate's leading provider of information and analytic services. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe with a staff of approximately 1,500 worldwide, including the industry's largest professional research organization. For more information, visit www.costar.com.

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar's financial expectations, the timing of the Merger, the company's plans, objectives, expectations and intentions and other statements including words such as “hope,” "anticipate," "may," "believe," "expect," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release cannot be sustained at the current pace, including trends related to sales growth, strong earnings, revenue and renewal rates; the risk that CoStar will not achieve continued strong revenue growth in 2012; the risk that revenues for the second quarter of 2012 and full year 2012 will not be as stated in this press release; the risk that non-GAAP net income per diluted share for the second quarter of 2012 and full year 2012 will not be as stated in this press release; the possibility that CoStar decides to alter its investments in products and software development; the risk that the combination of CoStar and LoopNet does not result in or create the anticipated benefits for CoStar; the possibility that the FTC Commissioners do not approve the consent order that would allow the merger with LoopNet to close in a timely manner or at all; the possibility that the FTC will request additional extensions to the waiting period imposed by the HSR Act; the possibility that the Merger Agreement is terminated by one of the parties pursuant to the terms of the Merger Agreement; the possibility that the merger does not close when expected or at all; the possibility that conditions, divestitures or changes relating to the operations or assets of LoopNet and CoStar will be required to obtain governmental clearances or approvals; the risk that expected cost savings or other synergies from the merger may not be fully realized or may take longer to realize than expected; the risk that the businesses of LoopNet and CoStar may not be combined successfully or in a timely and cost-efficient manner; the risk that business disruption relating to the merger may be greater than expected; the risk that the negotiated credit facilities will not be available to pay a portion of the LoopNet merger consideration and transaction costs; failure to obtain any required financing on favorable terms; and the risk that the net proceeds of the June 2011 equity offering will not be used to fund cash consideration for the LoopNet acquisition. Additional factors that could cause results to differ materially from those anticipated in the forward-looking statements can be found in CoStar’s Annual Report on Form 10-K for the year ended December 31, 2011, and LoopNet’s Annual Report on Form 10-K for the year ended December 31, 2011, each filed with the SEC, including in the “Risk Factors” section of each of these filings, and each company’s other filings with the SEC available at the SEC’s website (www.sec.gov).  Neither CoStar nor LoopNet undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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